================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                   FORM 8-K/A

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 17, 1999


                             JACKSON PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                    333-53987                75-2470881
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
      of incorporation)                                    Identification No.)



              2997 Clarkson Road
            Chesterfield, Missouri                           63017
   (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code:  (314) 207-2700


                                 Not Applicable
          (Former name or former address, if changed since last report)

================================================================================

                      INFORMATION TO BE INCLUDED IN REPORT

         Form 8-K of Jackson Products, Inc. dated and filed with the Securities and Exchange Commission on May 17, 1999, is amended to include in Exhibit 99 the financial statements of Morton Traffic Markings, a former division of Morton International, Inc. Item 7 is hereby amended as follows:


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         The Company is filing the required financial statements in this report on Form 8-K/A. Included hereto in Exhibit 99 are the financial statements for the business acquired from Morton.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        JACKSON PRODUCTS, INC.



Date: August 2, 1999                    By: /s/ Christopher T. Paule
                                           ----------------------------
                                           Name:    Christopher T. Paule
                                           Title:   Chief Financial Officer and
                                                    Secretary

                                  EXHIBIT INDEX


Exhibit
Number            Description
------            -----------
99                Financial statements of Morton Traffic Markings

                             MORTON TRAFFIC MARKINGS
               (Formerly a division of Morton International Inc.)

                              Financial Statements

                         May 17, 1999 and June 30, 1998

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report



The Board of Directors
Jackson Products, Inc.:


We have audited the accompanying balance sheets of Morton Traffic Markings (formerly a division of Morton International, Inc.) (the Company) as of May 17, 1999 and June 30, 1998, and the related statements of operations and retained earnings and cash flows for the period from July 1, 1998 through May 17, 1999 and each of the years ended June 30, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 17, 1999 and June 30, 1998, and the results of its operations and its cash flows for the period from July 1, 1998 through May 17, 1999 and each of the years ended June 30, 1998 and 1997 in conformity with generally accepted accounting principles.


                             KPMG Peat Marwick LLP



Portland, Oregon
July 12, 1999

                             MORTON TRAFFIC MARKINGS
               (Formerly a division of Morton International, Inc.)

                                 Balance Sheets

                         May 17, 1999 and June 30, 1998

                                 (In thousands)


                                                      May 17,        June 30,
                   Assets                              1999            1998
                                                   ------------    ------------
Current assets:
     Accounts receivable, net of allowance for
        doubtful accounts of $235 and $129         $    7,667            8,929
     Inventories                                        3,459            3,063
     Prepaid expenses                                      23               --
     Receivable from Parent                             2,688               31
     Deferred income taxes                                443              302
                                                   ------------    ------------
         Total current assets                          14,280           12,325

     Property, plant and equipment, net                 8,794            8,221
     Intangibles, net of accumulated amortization
        of $6,705 and $6,061                           22,750           23,394
                                                   ------------    ------------
                                                   $   45,824           43,940
                                                   ============    ============

      Liabilities and Retained Earnings

Current liabilities:
     Accounts payable                              $    3,356            2,987
     Accrued expenses                                   1,326            1,260
                                                   ------------    ------------
         Total current liabilities                      4,682            4,247

     Deferred income taxes                              1,121            1,284
                                                   ------------    ------------
         Total liabilities                              5,803            5,531
                                                   ------------    ------------
Retained earnings                                      40,021           38,409
                                                   ------------    ------------
                                                   $   45,824           43,940
                                                   ============    ============


See accompanying notes to financial statements.

                             MORTON TRAFFIC MARKINGS
              ( Formerly a division of Morton International, Inc.)

                 Statements of Operations and Retained Earnings

                    Period from July 1, 1998 to May 17, 1999
                     and years ended June 30, 1998 and 1997

                                 (In thousands)



                                        July 1, 1998
                                          to May 17,     Years ended June 30,
                                            1999         1998           1997
                                        -----------   -----------   -----------
Sales                                   $   30,991       36,754        35,485
Cost of sales                               21,840       24,983        24,403
Selling, general, and administrative         6,029        6,464         5,695
                                        -----------   -----------   -----------
     Operating income                        3,122        5,307         5,387

Other expense (income)                          42          (47)          (74)
Gain on disposal of fixed assets               (12)        (207)           (1)
                                        -----------   -----------   -----------
     Income before income tax provision      3,092        5,561         5,462

Income tax expense                           1,480        2,470         2,436
                                        -----------   -----------   -----------
     Net income                              1,612        3,091         3,026

Retained earnings, beginning of period      38,409       35,318        32,292
                                        -----------   -----------   -----------
Retained earnings, end of period        $   40,021       38,409        35,318
                                        ===========   ===========   ===========


See accompanying notes to financial statements.

                             MORTON TRAFFIC MARKINGS
               (Formerly a division of Morton International, Inc.)

                            Statements of Cash Flows

                    Period from July 1, 1998 to May 17, 1999
                     and years ended June 30, 1998 and 1997

                                 (In thousands)

                                                            July 1, 1998
                                                             to May 17,              Years ended June 30,
                                                                1999               1998              1997
                                                           ---------------   ---------------   ---------------
Cash flows from operating activities:
     Net income                                            $    1,612             3,091             3,026
     Adjustments to reconcile net income
        to net cash provided by activities:
           Depreciation and amortization                        1,364             1,506             1,474
           Write down of assets                                    23                --                --
           Gain on disposal of fixed assets                       (12)             (207)               (1)
           Changes in operating assets and liabilities:
              Accounts receivable                               1,262                --              (662)
              Inventories                                        (396)              147               414
              Prepaid expenses                                    (23)               --                 3
              Accounts payable                                  1,180              (653)              703
              Accrued expenses                                     56              (130)              180
              Receivable from Parent                           (2,657)           (3,894)           (4,100)
              Deferred income taxes                              (304)              242               (75)
                                                           ---------------   ---------------   ---------------
                 Net cash provided by operating activities      2,105               102               962
                                                           ---------------   ---------------   ---------------
Cash flows from investing activities:
     Capital expenditures                                      (1,562)             (791)             (603)
     Proceeds from sales of property, plant and equipment         294               431                 2
                                                           ---------------   ---------------   ---------------
                 Net cash used in investing activities         (1,268)             (360)             (601)
                                                           ---------------   ---------------   ---------------
Cash flows from financing activities:
     Principal payments under capital leases                      (26)              (75)              (75)
     Net change in bank overdraft                                (811)              333              (286)
                                                           ---------------   ---------------   ---------------
                 Net cash provided by (used in)
                    financing activities                         (837)              258              (361)
                                                           ---------------   ---------------   ---------------
                 Net increase (decrease) in cash                   --                --                --

Cash and cash equivalents at beginning of year                     --                --                --
                                                           ---------------   ---------------   ---------------
Cash and cash equivalents at end of year                   $       --                --                --
                                                           ===============   ===============   ===============

See accompanying notes to financial statements.

                             MORTON TRAFFIC MARKINGS
               (Formerly a division of Morton International, Inc.)

                         Notes to Financial Statements

                         May 17, 1999 and June 30, 1998

                                 (In thousands)


(1)    Summary of Significant Accounting Policies

       (a)    Principles of Combination

              The accompanying financial statements include the accounts of Morton Traffic Markings (the Company), formerly a division of Morton International, Inc. (the Parent). The accompanying financial statements present the financial position, results of operation and cash flows of the Company which is subject to an acquisition by Jackson Products, Inc. (Jackson). Jackson acquired all of the assets and assumed certain liabilities of the Company as of May 17, 1999.

       (b)    Nature of Operations

              The Company manufactures and distributes traffic coatings (paint) and specialized coating application equipment in the western United States. The coatings segment of the business has fluctuated between 85% and 88% of the total sales of the Company in the last three years. Remaining sales relate to assembly and sale of application equipment, sale of parts and equipment services.

       (c)    Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (d)    Cash

              Cash is subject to immediate delivery to the Parent company. All cash requirements are funded by the Parent company.

       (e)    Revenue, Accounts Receivable and Concentration of Risk

              The Company recognizes revenue upon shipment of merchandise to its customers.

              No single customer accounted for more than 10% of revenues for the period from July 1, 1998 to May 17, 1999 or for the years ended June 30, 1998 and 1997.

              At May 17, 1999 and June 30, 1998,  two  customers  accounted  for
              approximately   18%   and   25%   of  net   accounts   receivable,
              respectively.

       (f)    Inventories

              Raw materials, containers/labels and purchased finished goods are stated at a moving average cost, which approximates costs on a first-in-first-out basis and is not in excess of market value. Manufactured finished goods are stated at an amount approximating cost of manufacturing, which is not in excess of net realizable value.

                                       5                            (Continued)

                             MORTON TRAFFIC MARKINGS
               (Formerly a division of Morton International, Inc.)

                         Notes to Financial Statements

                         May 17, 1999 and June 30, 1998

                                 (In thousands)


       (g)    Property, Plant and Equipment

              Property, plant and equipment are capitalized at cost.

              Depreciation is calculated using the straight-line method. The average estimated lives utilized in calculating depreciation are as follows: buildings and improvements, 25 - 40 years; machinery and equipment, 10 - 15 years; transportation equipment, 5 - 10 years; and furniture and fixtures, 5 - 10 years. Expenditures for maintenance and repairs are expensed. Leasehold improvements, which are included in buildings and improvements, are depreciated over the shorter of the term of the respective lease or the life of the respective improvement.

              When events or changes in circumstances indicate that assets may be impaired, an evaluation is performed comparing the estimated future undiscounted cash flows associated with the asset to the assets carrying amount to determine if a write-down to market value or discounted cash flow value is required.

       (h)    Goodwill

              Goodwill, which represents the excess of acquisition cost over the net assets acquired in business combinations, is amortized on the straight-line method over 40 years. The Company periodically re-evaluates the carrying value of its goodwill based on the expected undiscounted cash flows over the remaining life of the related goodwill.

       (i)    Income Taxes

              The Company accounts for income taxes under the asset and liability method. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The provision for income taxes includes federal and state income taxes currently payable and those deferred because of temporary differences between the financial statements and tax basis of assets and liabilities.

              The Company files a federal income tax return with the Parent. The income tax provision has been computed as if the Company were filing a separate federal income tax return.

       (j)    Receivable from Parent

              The Company's cash funding needs are handled by the Parent for short-term investing purposes. Also, any charges between the Company and the Parent or other affiliates including income taxes, are recorded in intercompany accounts.

                                       6                            (Continued)

                             MORTON TRAFFIC MARKINGS
               (Formerly a division of Morton International, Inc.)

                          Notes to Financial Statements

                         May 17, 1999 and June 30, 1998

                                 (In thousands)



(2)    Income Taxes

       The following are the components of the provision for income taxes for the period from July 1, 1998 to May 17, 1999 and the years ended June 30, 1998 and 1997:

                            July 1, 1998
                             to May 17,              Years ended June 30,
                                              ---------------------------------
                                1999                1998              1997
                          ----------------    ---------------   ---------------

      U.S. Federal:
          Current         $      1,438               1,808            2,045
          Deferred                (268)                214              (66)

      State:
          Current                  346                 420              466
          Deferred                 (36)                 28               (9)
                          ----------------    ---------------   ---------------

                          $      1,480               2,470            2,436
                          ================    ===============   ===============

       Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

       The components of deferred tax assets and liabilities are as follows as of May 17, 1999 and June 30, 1998:


                                                May 17,          June 30,
                                                  1999             1998
                                            ---------------   --------------

  Deferred tax assets:
      Allowance for doubtful accounts       $         91               50
      Inventory reserves                              87               45
      Accrued liabilities                            250              190
      Other                                           15               17
                                            ---------------   --------------

                                                     443              302

  Deferred tax liabilities-depreciation           (1,121)          (1,284)
                                            ---------------   --------------

           Net deferred tax liability       $       (678)            (982)
                                            ===============   ==============



                                       7                            (Continued)

                             MORTON TRAFFIC MARKINGS
               (Formerly a division of Morton International, Inc.)

                         Notes to Financial Statements

                         May 17, 1999 and June 30, 1998

                                 (In thousands)



       The following is a reconciliation of the difference between the U.S. statutory income tax rate and the effective tax rate:

                                     July 1, 1998
                                      to May 17,      Years ended June 30,
                                                   -------------------------
                                        1999           1998          1997
                                    ------------   -----------   -----------

Income tax expense at U.S.
    statutory rate (34%)            $   1,051         1,891         1,857
Effect of state income taxes, net
    of federal benefit                    139           250           245
Other, primarily permanent
    items                                 290           329           334
                                    ------------   -----------   -----------

Income tax expense                  $   1,480         2,470         2,436
                                    ============   ===========   ===========

(3)    Inventories

       Inventories consist of the following:

                                      May 17,               June 30,
                                       1999                   1998
                               --------------------   --------------------

      Raw materials            $         2,552                  2,125
      Work-in process                      331                    450
      Finished goods                       576                    488
                               --------------------   --------------------

                               $         3,459                  3,063
                               ====================   ====================


                                       8                            (Continued)

                             MORTON TRAFFIC MARKINGS
               (Formerly a division of Morton International, Inc.)

                         Notes to Financial Statements

                         May 17, 1999 and June 30, 1998

                                 (In thousands)



(4)    Property, Plant and Equipment

       Property, plant and equipment consists of the following:

                                           May 17,               June 30,
                                            1999                   1998
                                     -------------------   -------------------

      Land                           $          1,692                  1,692
      Buildings                                 2,381                  2,371
      Totes                                     7,214                  6,135
      Machinery and equipment                     781                    848
      Transportation equipment                    868                    898
      Furniture and fixtures                      272                    294
      Construction in progress                    663                    518
                                     -------------------   -------------------

                                               13,871                 12,756

      Accumulated depreciation                  5,077                  4,535
                                     -------------------   -------------------

                                     $          8,794                  8,221
                                     ===================   ===================

       Depreciation charged to income was $720 for the period ended May 17, 1999 and $770 and $738 for the years ended June 30, 1998 and 1997, respectively.

(5)    Goodwill

       Amortization of goodwill charged to income was $644 for the period ended May 17, 1999 and $736 and $736 for the years ended June 30, 1998 and 1997, respectively.

(6)    Accrued Expenses

       Accrued expenses consist of the following:

                                             May 17,         June 30,
                                              1999             1998
                                        ---------------   ---------------

      Accrued employee compensation     $       734              781
      Warranties                                345              203
      Other                                     247              276
                                        ---------------   ---------------

                                        $     1,326            1,260
                                        ===============   ===============

(7)    Fair Value of Financial Instruments

       The carrying amounts of accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short maturities of these financial instruments.


                                       9                            (Continued)

                             MORTON TRAFFIC MARKINGS
               (Formerly a division of Morton International, Inc.)

                          Notes to Financial Statements

                         May 17, 1999 and June 30, 1998

                                 (In thousands)


(8)    Transactions with Parent

       Certain of the Company's corporate administrative functions, including certain accounting and data processing activities are provided by the Parent. The costs of these administrative functions is allocated to the Company in proportion to the budgeted revenues of each company. Management believes this allocation method is reasonable, however, such allocated costs may not necessarily be indicative of the costs of obtaining such services if the Company operated on a stand alone basis. These expenses amount to $537, $527 and $629 for the period ended May 17, 1999 and the fiscal years ended June 30, 1998 and 1997, respectively.

(9)    401(k)

       All employees are eligible to participate in the 401(k) savings plan of the Parent. Employees can contribute between -0-% and 14% of their gross pay subject to statutory maximums. The Company matches 50% of the first 6% of each participating employee's contributions, also subject to statutory maximums. Employer contributions vest over three years. The 401(k) plan expense amounted to $94, $77 and $97 for the period ended May 17, 1999 and the years ended June 30, 1998 and 1997, respectively.

(10)   Commitments and Contingencies

       The Company is involved in certain legal actions from time to time related to the normal conduct of its business. Management believes that liabilities, if any, resulting from litigation will not materially affect the financial position or results of operations of the Company.

       Future minimum lease payments under all operating leases with initial or remaining noncancelable lease terms in excess of one year at May 17, 1999 are insignificant. Rent expense for the period ended May 17, 1999 and the years ended June 30, 1998 and 1997 totaled $198, $207 and $171, respectively.

       The Company leases certain manufacturing and office equipment under capital leases, which expire over the next year. At May 17, 1999 and June 30, 1998, the net book value of leased manufacturing and office equipment included in property, plant and equipment was $55 and $200, respectively. Future minimum lease payments under non-cancelable capital leases as of May 17, 1999 are insignificant.

                     JACKSON PRODUCTS, INC. AND SUBSIDIARIES
                             PRO FORMA BALANCE SHEET
                                At March 31, 1999
                    (Dollars in thousands, except share data)

                                                   The       TMT-Pathway     Pro Forma         Pro
                                                 Company    Acquisition(1)  Adjustments(2)    Forma
                                              ------------- -------------   -------------   ----------
                        ASSETS
  Current assets:

    Cash                                      $       272    $        -    $        -    $     272
    Accounts receivable, net of
      allowance for doubtful accounts of
      $719 and $235 for The Company and
      TMT-Pathway, respectively.                   25,824         7,667             -        33,491
    Inventories                                    33,469         3,459           134        37,062
    Prepaid expenses                                1,117            23             -         1,140
    Receivable from Parent                              -         2,688        (2,688)            -
    Deferred income taxes                               -           443          (443)            -
                                              -----------    ----------    ----------     ----------
      Total current assets                         60,682        14,280        (2,997)       71,965

    Property, plant, and equipment, net            35,530         8,794           705        45,029
    Intangibles                                    72,383        22,750        (1,660)       93,473
    Deferred financing costs                        7,043             -             -         7,043
    Other noncurrent assets                           293             -             -           293
                                              -----------    ----------    ----------     ----------
                                              $   175,931    $   45,824    $   (3,952)   $  217,803
                                              ===========    ==========    ==========     ==========

      LIABILITIES AND STOCKHOLDERS' DEFICIT

  Current liabilities:
    Accounts payable                          $    14,382    $    3,356    $        -     $   17,738
    Accrued and other liabilities                   5,966         1,326           895          8,187
    Accrued interest                                5,714             -             -          5,714
    Accrued income taxes                            1,075             -             -          1,075
                                              -----------    ----------    ----------     ----------
      Total current liabilities                    27,137         4,682           895         32,714
                                              -----------    ----------    ----------     ----------

    Long-term debt                                196,244             -        36,295        232,539
    Other noncurrent liabilities                    3,074             -             -          3,074
    Deferred income taxes                               -         1,121        (1,121)             -

  Stockholders' deficit:
  Class A Common Stock, $.01 par value;
    100,000 shares authorized;
    38,530  shares issued and
    outstanding at March 31, 1999.                      -             -             -              -

  Class C common stock, $.01 par value;
    15,000 shares authorized; 8,359
    shares issued and outstanding
    at March 31, 1999.                                  -             -             -              -

  Additional paid-in capital                        2,935             -             -          2,935
  Accumulated other comprehensive income             (358)            -             -           (358)
  Loans due on common stock                          (329)            -             -           (329)
  (Accumulated deficit)/retained earnings         (52,772)       40,021       (40,021)       (52,772)
                                              -----------    ----------    ----------     ----------
      Total stockholders' deficit                 (50,524)       40,021       (40,021)       (50,524)
                                              -----------    ----------    ----------     ----------
                                              $   175,931    $   45,824    $   (3,952)    $  217,803
                                              ===========    ==========    ==========     ==========

(1) Derived from the balance sheet of TMT-Pathway as of May 17, 1999, prior to giving effect to the TMT-Pathway Acquisition. The balance sheet as of May 17, 1999 was not materially different than that as of March 31, 1999.

(2) Reflects the estimated purchase accounting adjustments related to the TMT-Pathway Acquisition to allocate the purchase price to the respective assets and liabilities based on market values, to include:
       (i)    the anticipated valuation of TMT-Pathway's inventory balance;
       (ii) the elimination of TMT-Pathway's predecessor's Receivable from Parent;
       (iii) the elimiation of TMT-Pathway's predecessor's deferred income taxes balance;
       (iv) the anticipated valuation of TMT-Pathway's property, plant and equipment;
       (v) adjustment to intangibles resulting from the excess of the TMT-Pathway purchase price over the allocated fair market values of assets and liabilities;
       (vi) accrued closing costs and transitional expenses associated with the TMT-Pathway Acquisition;
       (vii)  the debt obtained to fund the TMT-Pathway Acquisition;
       (viii) the elimination of TMT-Pathway's predecessor's deferred income taxes balance;
       (ix) the elimination of TMT-Pathway's predecessor's retained earnings in accordance with purchase accounting requirements.

                    JACKSON PRODUCTS, INC. AND SUBSIDIARIES
                        PRO FORMA STATEMENT OF OPERATIONS
                    For the Three Months Ended March 31, 1999
                             (Dollars in thousands)



                                                   The       TMT-Pathway     Pro Forma         Pro
                                                 Company    Acquisition(1)  Adjustments(2)    Forma
                                              ------------- -------------   -------------   ----------

Net sales                                     $    43,640   $    5,440      $        -      $   49,080

Operating expenses:
  Cost of sales                                    29,917        3,739               -          33,656
  Selling, general, and administrative              8,035        1,639               -           9,674
  Amortization of intangibles                       2,965          184             872           4,021
                                              ------------- -------------   -------------   ----------
Total operating expenses                           40,917        5,562             872          47,351

Operating income                                    2,723         (122)           (872)          1,729

Other:
  Interest expense, net                            (4,404)           -            (790)         (5,194)
  Amortization of deferred financing costs           (375)           -               -            (375)
  Other                                              (206)          33               -            (173)
                                              ------------- -------------   -------------   ----------

Loss before income tax provision                   (2,262)         (89)         (1,662)         (4,013)
Income tax expense                                    130          (43)             43             130
                                              ------------- -------------   -------------   ----------

Net loss                                      $    (2,392)  $      (46)     $   (1,705)     $   (4,143)
                                              ============= =============   =============   ==========


(1) The TMT-Pathway Acquisition column represents results of operations for TMT-Pathway for the period from January 1, 1999 through March 31, 1999. All amounts are based upon unaudited financial statements.

(2) Gives effect to (i) an increase in amortization expense associated with the excess of TMT-Pathway purchase price over the allocated fair market value of the assets and liabilities. TMT-Pathway's intangibles are amortized over a five year life; (ii) the increase in interest expense associated with the average increase in net borrowings for the TMT-Pathway Acquisition, and assumes a weighted average interest rate of 8.0% on the New Credit Facility and (iii) the reversal of income tax expense (benefit) due to the utilization of net operating loss carryforwards of the Company.

                     JACKSON PRODUCTS, INC. AND SUBSIDIARIES
                        PRO FORMA STATEMENT OF OPERATIONS
                    For the Three Months Ended March 31, 1998
                             (Dollars in thousands)


                                                   The       TMT-Pathway     Pro Forma         Pro
                                                 Company(1) Acquisition(1)  Adjustments(2)    Forma
                                              ------------- -------------   -------------   ----------

Net sales                                     $    31,106   $     5,178     $         -     $   36,284

Operating expenses:
   Cost of sales                                   21,849         3,564               -         25,413
   Selling, general, and administrative             5,256         1,387               -          6,643
   Amortization of intangibles                      1,764           184             872          2,820
                                              ------------- -------------   -------------   ----------
Total operating expenses                           28,869         5,135             872         34,876

Operating income                                    2,237            43            (872)         1,408

Other:
   Interest expense, net                           (2,996)            -            (790)        (3,786)
   Amortization of deferred financing costs          (309)            -               -           (309)
   Other                                             (172)           21               -           (151)
                                              ------------- -------------   -------------   ----------

Net income (loss) before income tax provision      (1,240)           64          (1,662)        (2,838)
Income tax expense                                    159            38             (38)           159
                                              ------------- -------------   -------------   ----------
Net income (loss)                             $    (1,399)  $        26     $    (1,624)    $   (2,997)
                                              ============= =============   =============   ==========

(1) The TMT-Pathway Acquisition column represents results of operations for TMT-Pathway for the period from January 1, 1998 through March 31, 1998. All amounts are based upon unaudited financial statements.

(2) Gives effect to (i) an increase in amortization expense associated with the excess of TMT-Pathway purchase price over the allocated fair market value of the assets and liabilities. TMT-Pathway's intangibles are amortized over a five year life; (ii) the increase in interest expense associated with the average increase in net borrowings for the TMT-Pathway Acquisition, and assumes a weighted average interest rate of 8.0% on the New Credit Facility and (iii) the reversal of income tax expense (benefit) due to the utilization of net operating loss carryforwards of the Company.

                     JACKSON PRODUCTS, INC. AND SUBSIDIARIES
                        PRO FORMA STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1998
                             (Dollars in thousands)


                                                   The       TMT-Pathway     Pro Forma         Pro
                                                 Company    Acquisition(1)  Adjustments(2)    Forma
                                              ------------- -------------   -------------   ----------

Net sales                                      $  165,232    $    35,363     $       -       $ 200,595

Operating expenses:
      Cost of sales                               111,325         24,391             -         135,716
      Selling, general, and administrative         27,566          5,070             -          32,636
      Write down of assets                            576              -             -             576
      Amortization of intangibles                   9,654            736         3,476          13,866
                                              ------------- -------------   -------------   ----------
Total operating expenses                          149,121         30,197         3,476         182,794

Operating income                                   16,111          5,166        (3,476)         17,801

Other:
      Interest expense, net                       (15,803)             -        (3,160)        (18,963)
      Amortization of deferred financing costs     (1,271)             -             -          (1,271)
      Other                                          (643)           208             -            (435)
                                              ------------- -------------   -------------   ----------

Net income (loss) before income tax provision
  and extraordinary item                           (1,606)         5,374        (6,636)         (2,868)
Income tax expense                                    224          2,413        (2,413)            224

Net income (loss) before extraordinary item        (1,830)         2,961        (4,223)         (3,092)

Extraordinary item:
Loss due to early extinguishment of
debts, net of tax                                  (7,558)             -             -          (7,558)
                                              ------------- -------------   -------------   ----------
Net income (loss)                              $   (9,388)   $     2,961     $  (4,223)      $ (10,650)
                                              ============= =============   =============   ==========


(1) The TMT-Pathway Acquisition column represents results of operations for TMT-Pathway for the period from January 1, 1998 through December 31, 1998. All amounts are based upon unaudited financial statements.

(2) Gives effect to (i) an increase in amortization expense associated with the excess of TMT-Pathway purchase price over the allocated fair market value of the assets and liabilities. TMT-Pathway's intangibles are amortized over a five year life; (ii) the increase in interest expense associated with the average increase in net borrowings for the TMT-Pathway Acquisition, and assumes a weighted average interest rate of 8.0% on the New Credit Facility and (iii) the reversal of income tax expense (benefit) due to the utilization of net operating loss carryforwards of the Company.